                                                                      EXHIBIT 3
                                   (VSNL LOGO)

                                                            Rishabh Nath Aditya
                                                    Assistant Company Secretary

HQ/CS/17AGM/10104
18 September 2003


Dear Sir,

         Sub : Distribution Schedule of 17th AGM held on 2 September 2003
         ----------------------------------------------------------------

         Pursuant to clause 35 of the listing agreement with Indian Stock Exchanges, please find sent herewith distribution schedule of the Company as of date of 17th AGM held on 2 September 2003.

Thanking you,

                                                             Yours faithfully,
                                              For Videsh Sanchar Nigam Limited


                                                                   R.N. Aditya
                                                       Asst. Company Secretary

1. Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No.(22) 2722061, 2721072.

2. The Secretary, Madras Stock Exchange Limited, Post Box No.183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97.

3. Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28 37 24.

4. Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.

5. Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051.Fax Nos. : (22) 6598237/38.

6.   Mr.Pavithra Kumar, for SEC filing requirements, Fax 1195.

                              DISTRIBUTION SCHEDULE
                   (TO BE MADE OUT FOR EACH CLASS OF SECURITY)

                          VIDESH SANCHAR NIGAM LIMITED
                                (NAME OF COMPANY)

Distribution of Equity Shares as on 2 September 2003

Total nominal value of Rs.2850000000    -  Nominal value of each share Rs.10.00

Total number of shares 285000000        -  Paid up value per share  Rs. 10.00

Distinctive Numbers from 1 to 285000000

                                     TABLE I

                            DISTRIBUTION OF HOLDINGS


Share holding of nominal value of           Share holders                     Share Amount
---------------------------------           -------------                     ------------

Rs.                          Rs.          Number         % to Total         In Rupees          % to Total
---                          ---          ------         ----------         ---------          ----------
             (1)                           (2)               (3)                (4)                 (5)
Up to                       5000           81739              93.33           62445530              2.19
5001                       10000            2293               2.62           17608540              0.62
10001                      20000            1930               2.21           30648420              1.08
20001                      30000             958               1.09           23507570              0.82
30001                      40000             249               0.28            8516200              0.30
40001                      50000             120               0.14            5599680              0.20
50001                     100000             139               0.16           10077050              0.35
100001                 AND ABOVE             152               0.17         2691597010             94.44
                                           -----             ------         ----------            ------
Total                                      87580             100.00         2850000000            100.00
                                           =====             ======         ==========            ======

                                    Table II

NAME OF SHAREHOLDER AND SHARES HELD BY THE FOLLOWING viz

                            Name of Shareholder                                    No. of shares      % to total No. of shares
                            -------------------                                    -------------      ------------------------
                                   (1)                                                  (2)                       (3)
a) Foreign Holdings         (i)    American Depositories Receipt                        27980326                  9.82
                            (ii)   Foreign Financial Institutions/FII                    5809414                  2.04
                            (iii)  Foreign Nationals/ OCB                                  54355                  0.02
                            (iv)   Non-resident Indians                                    94444                  0.03
                                   (Persons holding Indian Passport
                            staying abroad and persons of Indian origin
                            staying abroad)
                                                                                        --------                 -----
                            Total                                                       33938539                 11.91
                                                                                        ========                 =====

b) Govt/                    (i)    Life Insurance Corporation of India                  13972258                  4.90
Sponsored Financial
Institutions
                            (ii)   Unit Trust of India                                    820159                  0.29

                            (iii)  Industrial Finance Corpn. of India                          -                     -

                            (iv)   Industrial Development Bank of India                        -                     -

                            (v)    Industrial Credit & Investment Corpn of                     -                     -
                                   India

                            (vi)   General Insurance Corporation of India                8164197                  2.86
                                   and its subsidiaries

                            (vii)  Nationalised Banks                                     101344                  0.04

                            (viii) Government Companies/ Mutual Funds                     585169                  0.20

                            (ix)   Central Government                                   74446885                 26.12

                            (x)    State Governments                                           -                     -

                            (xi)   State Financial Corporations                                -                     -
                                                                                        --------                 -----
                            Total                                                       98090012                 34.42
                                                                                        ========                 =====
c) Bodies corporate ( Not   (i)    Holding Company/Trust                                   39930                  0.01
covered under (a) and (b)
                            (ii)   Subsidiary Companies/ NSDL in Transit                       -                     -
                            (iii)  Other Bodies Corporate                              136624148                 34.42
                                                                                       ---------                 -----
                            Total                                                      136664078                 47.95
                                                                                       =========                 =====
d) Directors and their relatives as defined in Sec 6 of the                                  NIL                   NIL
Companies Act 1956
                            01.Ramchand Kewalram Popley                                   427057                  0.15

                            Name of Shareholder                                    No. of shares      % to total No. of shares
                            -------------------                                    -------------      ------------------------
                            02. Ishwar Dayal Kanshal                                      250000                  0.09
                            03. Swarn Kumar Khosla                                        150510                  0.05
                            04. Hemang Raichand Dharamshi                                 100000                  0.05
                            05. Chaitanya Dalmia                                           92353                  0.03
                            06. Kusum Devi Jain                                            83913                  0.03
                            07. Madhu Devi Saraf                                           79950                  0.03
                            08. Vinod Agrawal                                              62000                  0.02
                            09. Ranga Rao S H K                                            59000                  0.02
                            10. D.R.Gupta                                                  56500                  0.02
                            11. Chirag Parikh                                              50027                  0.02
                            12. Kala Subhash                                               30238                  0.01
                            13. Susheela Basant                                            29936                  0.01
                            14. Meena Mahendra                                             29634                  0.01
                            15. Anil Kumar Gupta                                           26238                  0.01
                            16. Sharada Popatlal                                           25086                  0.01
                            17. Sangeeta Bang                                              25000                  0.01
                            18. Suman Bang                                                 25000                  0.01
                            19. P C Bohra                                                  23000                  0.01
                            20. Sheonalli Devi Khosla                                      20616                  0.01
                            21. Jagrut Pratapraj Gandhi                                    20000                  0.01
                            22. Kalyan Gupta                                               19140                  0.01
                            23. Vinod Chandra Jethalal Patel                               18700                  0.01
                            24. Tarun S Jain                                               18000                  0.01
                            25  Saroj Agrawal                                              17000                  0.01
                            26. Ashok Raj Nath                                             17000                  0.01
                            27. Uday Shankar Mishra                                        16987                  0.01
                            28. Laxmi Shivanand Manekar                                    15000                  0.00
                            29. Sanjeev Chugh                                              15000                  0.00
                            30. Rewati Raman Goenka                                        14762                  0.00
                            31. Tultul Sinha                                               14530                  0.00
                            32. Rajiv Memani                                               13000                  0.00
                            33. Kashi Nath Memani                                          13000                  0.00
                            34. Manjula S Badani                                           12900                  0.00
                            35. Rustamji Hormasji Colah                                    12600                  0.00
                            36. Vijay M Mahtaney                                           12500                  0.00
                            37. Sunil Kumar Jain                                           12000                  0.00
                            38. Shew Bhagwan Saboo                                         10920                  0.00
                            39. Kapadia Jignesh Ishwarlal                                  10518                  0.00
                            40. Saleem Iqbal Shervani                                      10500                  0.00
                            41. Vutukuri Srinivasa Rao                                     10386                  0.00
                            42. Dileep Kumar Singhal                                       10020                  0.00
                            43. Lancelot Norman D'sousa                                    10000                  0.00
                            44. Binit Rameshchandra Shah                                   10000                  0.00
                            45. Shyam Sundar Dalmia                                        10000                  0.00
                            46. Savita Arora                                               10000                  0.00
                            47. Rita S Kothari                                             10000                  0.00
                            48. Surya Prakash Gupta                                        10000                  0.00

                            Name of Shareholder                                    No. of shares      % to total No. of shares
                            -------------------                                    -------------      ------------------------
                            49. Vineet Agrawal                                             10000                  0.00
                            50. Ravikant Choudhary                                          9550                  0.00
                                                                                         -------                  ----
                            Total                                                        2040071                  0.71
                                                                                         =======                  ====


                                    Table III

                           HOLDINGS OF OFFICE BEARERS

Names of  Directors, Managing Director,
Chairman, President, Secretary and
Manager,                                        Official relationship to the Company      Number of shares
---------------------------------------         ------------------------------------      ----------------
Mr. R N Tata                                                Chairman                            NIL
Mr. S K Gupta                                          Managing Director                        NIL
Mr. N. Srinath                                              Director                            NIL
Mr. Rakesh Kumar                                            Director                            NIL
Mr. Y S Bhave                                               Director                            NIL
Mr. Subodh Bhargava                                         Director                            NIL
Mr. Suresh Krishna                                          Director                            NIL
Mr. Ishaat Hussain                                          Director                            NIL
Mr. Kishor  A Chaukar                                       Director                            NIL
Mr. Vivek Singhal                                           Director                            NIL
Mr. Ahsok Jhunjunwala                                       Director                            NIL
Mr. F A Vandrevala                                          Director                            NIL
Mr. Satish Ranade                                      Company Secretary                        1379

                                                              Certified Correct



Date 19 September 2003                            Company Secretary & VP (Legal)

Note:  Separate forms should be completed for each class of securities.
       Eg. Debentures, Preference shares, Equity Shares, etc. Similarly, separate forms should be completed for shares of same class which are not identical in all respects. Shares are identical in all respects only if:-

      i. they are of the same nominal value and the same amount per share has been called up;

      ii. they are entitled to dividend at the same rate and for the same period, so that at the next ensuing distribution of dividend payable on each share will amount exactly the same sum net and gross, and

      iii. they carry the same rights in all other respects.